                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): January 9, 1997
                                                  ---------------

                         TRIATHLON BROADCASTING COMPANY
------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



          Delaware                      0-26530                 33-0668235
 ---------------------------     --------------------      -------------------
(State or Other Jurisdiction     (Commission File No.)        (IRS Employer
       of Incorporation)                                   Identification No.)


Symphony Towers, 750 B Street, Suite 1920, San Diego, CA               92101
------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (619) 239-4242
                                                   ---------------------------


                                      N/A
------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On January 9, 1997, Triathlon Broadcasting Company ("Company") acquired from Southern Skies Corporation ("Southern Skies") radio stations KZSN (FM) and KZSN - AM, each operating in the Wichita, Kansas market, for $11,000,000 in cash and 22,464 shares of the Company's Class A Common Stock. The acquisition of the Wichita stations was financed from proceeds from a Credit Facility obtained by the Company from AT&T Commercial Finance Corporation in November 1996. In addition, the Company entered into a noncompetition agreement with one of the principals of Southern Skies for a five year period which requires annual payments of $75,000. In connection with the acquisition of these stations, the Company made a loan of $6 million to Southern Skies which is to be repaid on the earlier of May 31, 1998 or the closing of the acquisition of the Little Rock stations (see below). Interest on the loan is payable quarterly at 9% per annum. The purchase price was determined pursuant to a contract between Southern Skies and the Company entered into February 1996, as amended in November 1996 (the "Amendment").

As a result of the Amendment, the acquisition by the Company of stations KSSN
(FM) and KMVK (FM) each operating in the Little Rock, Arkansas market from Southern Skies was delayed until April 30, 1997 and is conditional on the stations meeting certain operating and financial goals. Management believes that the completion of the acquisition is probable. The purchase price for the Little Rock station is $11,617,000 in cash and 23,725 shares of the Company's Class A common stock. In addition, payment on the aforementioned noncompetition agreement is increased and extended to a date five years from the acquisition date of the Little Rock stations so that the total payment equals $750,000.

ITEM 5.  OTHER EVENTS

Effective January 1, 1997, the Company and SFX Broadcasting Company, Inc., a company controlled by Robert F.X. Sillerman, who has a substantial economic interest in the Company, agreed to terminate the Joint Sales Agreement ("JSA") for radio stations KKRD (FM), KRZZ (FM) and KNSS-AM, each operating in the Wichita, Kansas market. The Company anticipates that the operating results for the four months that the JSA was in effect and the loss in connection with termination of the agreement, if any, will not have a material impact on the Company's operating results for the year.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired or to be acquired.


The audited financial statements for the radio stations acquired and to be acquired from Southern Skies for the years ended December 31, 1995 and 1994 are set forth in the Prospectus dated March 4, 1996, contained in the Registration Statement filed by the Company with the Securities and Exchange Commission (File No. 333-1186), which is incorporated herein by reference. The unaudited financial information for the radio stations acquired and to be acquired from Southern Skies for the nine months ended September 30, 1996 and 1995 follow.


(b) Pro Forma Financial Information


It is impracticable to file the pro forma financial information required by
Item 7(b) at this time for the period ended March 31, 1996 and as at and for the six months ended September 30, 1996 because that information is not yet available. The Registrant will file that information as soon as is practicable but not later than 75 days following January 9, 1997.

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                            COMBINED BALANCE SHEET

                              SEPTEMBER 30, 1996

                                 (UNAUDITED)

                      ASSETS (NOTES 5 AND 8)
                      ----------------------
Current assets:
  Cash  .........................................................   $    262,764
  Trade accounts receivable  ....................................        985,479
  Prepaid expenses  .............................................         18,642
  Due from employees  ...........................................            335
                                                                  --------------
       Total current assets .....................................      1,267,220
                                                                  --------------
Property and equipment (note 2) .................................      2,225,870
  Less accumulated depreciation  ................................      1,864,732
                                                                  --------------
       Net property and equipment ...............................        361,138
                                                                  --------------
Goodwill, net of accumulated amortization .......................      2,451,763
Other intangible assets, net of accumulated amortization (note 3)      1,952,645
Other assets ....................................................          6,832
                                                                  --------------
                                                                    $  6,039,598
                                                                  ==============
              LIABILITIES AND STOCKHOLDERS' DEFICIT
              -------------------------------------

Current liabilities:
  Current installments of long-term obligations (note 5)  .......  $  10,632,500
  Accounts payable  .............................................        284,520
  Accrued interest (note 4)  ....................................        887,601
  Other accrued expenses and liabilities  .......................        153,269
                                                                  --------------
       Total current liabilities ................................     11,957,890
                                                                  --------------
Long-term obligations, excluding current installments (note 5)  .      3,611,498
Notes payable to stockholder (note 4) ...........................      1,254,173
Other noncurrent liabilities ....................................         16,000

Redeemable common stock warrants (note 5) .......................      2,383,000

Stockholders' deficit (note 5):
  Common stock (note 6)  ........................................            110
  Additional paid-in capital  ...................................        695,130
  Accumulated deficit  ..........................................    (13,878,203)
                                                                  --------------
       Total stockholders' deficit ..............................    (13,182,963)
Commitments (notes 5, 7 and 8) ..................................
                                                                  --------------
                                                                    $  6,039,598
                                                                  ==============

See accompanying notes to combined financial statements.

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

          COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


                                 (UNAUDITED)

                                                              1996             1995
                                                        --------------   ---------------
Gross revenues .........................................  $  5,526,121     $  5,749,071
Less commissions .......................................       597,411          641,776
                                                        --------------   ---------------
       Net revenues ....................................     4,928,710        5,107,295
                                                        --------------   ---------------
Expenses (note 7):
  Operating expenses  ..................................       986,392          981,800
  Selling expenses  ....................................     1,813,031        1,653,097
  General and administrative expenses  .................     1,075,339        1,039,935
  Corporate expenses  ..................................       369,578          294,442
  Depreciation and amortization (notes 2 and 3)  .......       584,637          580,058
                                                        --------------   ---------------
                                                             4,828,977        4,548,332
                                                        --------------   ---------------
       Income from operations ..........................        99,733          558,963
                                                        --------------   ---------------
Other income (expense):
  Interest expense (note 5)  ...........................      (960,564)      (1,253,613)
  Other income  ........................................         1,660            2,975
                                                        --------------   ---------------
                                                              (958,904)      (1,250,638)
                                                        --------------   ---------------
Net loss ...............................................      (859,171)        (691,675)
Accumulated deficit, beginning of year .................   (13,019,032)      (9,841,644)
(Increase) in redeemable common stock warrants
 (note 5) ..............................................       --            (2,155,000)
                                                        --------------   ---------------
Accumulated deficit, end of year .......................  $(13,878,203)    $(12,688,319)
                                                        ==============   ===============

See accompanying notes to combined financial statements.

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                      COMBINED STATEMENTS OF CASH FLOWS

                NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                 (UNAUDITED)

                                                                             1996            1995
                                                                         -----------    ------------
Cash flows from operating activities:
 Net loss ...............................................................  $(859,171)     $(691,675)
 Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation ..........................................................     69,145         64,386
  Amortization of intangibles ...........................................    515,492        515,672
  Accretion of discount .................................................     50,000         44,086
  Changes in operating assets and liabilities:
   Accounts receivable ..................................................    312,362        (34,070)
   Prepaid expenses and other assets ....................................      1,381          7,652
   Due from employees ...................................................       (335)           497
   Accounts payable .....................................................   (126,203)       (47,122)
   Accrued interest .....................................................    255,101        242,500
   Other accrued expenses and liabilities ...............................    (40,232)       (20,312)
                                                                         -----------    ------------
    Net cash provided by operating activities ...........................    177,540         81,614
Cash flows from investing activities--purchase of property and equipment     (25,178)       (46,510)
Cash flows from financing activities--payments on long-term obligations      (71,222)       (74,500)
                                                                         -----------    ------------
Net increase (decrease) in cash and cash equivalents ....................     81,140        (39,396)
Cash at beginning of period .............................................    181,624        299,935
                                                                         -----------    ------------
Cash at end of period ..................................................   $ 262,764      $ 260,539
                                                                         ===========    ============
Supplemental cash flow information--cash paid during the period
  for interest ..........................................................  $ 655,463      $ 917,027
                                                                         ===========    ============

See accompanying notes to combined financial statements.

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996

                                 (UNAUDITED)

(1) Summary of Significant Accounting Policies

   (a) Organization and Operations

     Southern Skies Corporation ("Southern Skies") and Arkansas Skies
          Corporation ("Arkansas Skies") own and operate radio broadcasting stations. Southern Skies currently owns and operates an FM station
          (KSSN) in Little Rock, Arkansas and an AM/FM station (KZSN) located in Wichita, Kansas. Arkansas Skies owns an FM station (KMVK) located in Benton, Arkansas. Southern Skies operates KMVK under a local marketing agreement dated September 3, 1993, with Arkansas Skies. Under this agreement, Southern Skies has agreed to provide all programming, accounting, financial and administrative functions to KMVK. Southern Skies is responsible for all expenses associated with the local marketing agreement and receives all revenue from the sale of advertising time. In return, fees are paid to Arkansas Skies as set forth in the agreement. The agreement expires on December 31, 2003.

     Southern Skies is owned by one individual ("stockholder"). Arkansas Skies is owned 51% by the stockholder and 49% by the stockholder's spouse. Because of the common control and management aspects of the Companies, the accompanying financial statements are presented on a combined basis to more meaningfully present financial position, results of operations and cash flows.

   (b) Unaudited Interim Information

     The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for an interim period are not necessarily indicative of the results that may be expected for a full year.

   (c) Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Financial instruments which potentially subject the Companies to concentrations of credit risk consist primarily of trade receivables. All of the Companies' receivables are from a large number of customers located primarily in Arkansas and Kansas. Accordingly, the Companies' credit risk is affected by general economic conditions in those areas.

   (d) Principles of Combination

       The combined financial statements include the accounts of Southern
         Skies and Arkansas Skies (collectively, "Companies"). All significant intercompany transactions and accounts have been eliminated in the combination.

   (e) Property and Equipment

       Property and equipment are recorded at cost. Depreciation is computed the straight-line method based on the estimated useful lives of the respective assets.

                                                                   (Continued)

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS

  (f)  Goodwill and Other Intangible Assets

       The cost of acquired radio stations is allocated first to identifiable assets and liabilities based on estimated fair market values. The excess of cost over identifiable assets and liabilities is recorded as goodwill and amortized on a straight-line basis over a period of 40 years. Accumulated amortization of goodwill approximate $749,000 at September 30, 1996. Costs allocated to identifiable intangible assets are amortized over the remaining estimated useful lives of the assets as determined by underlying contract terms, independent appraisals or asset lives for existing assets (note 3).

       The Companies continually reevaluate the propriety of the carrying amount of goodwill and other intangibles as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values and/or revised estimates of useful lives. This evaluation is based on the Companies' projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the amortization periods of related goodwill and intangible assets. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of related intangibles, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of intangible assets over related undiscounted operating income. At this time, the Companies believe that no significant impairment of the goodwill and other intangibles has occurred and that no reduction of the estimated useful lives is warranted.

  (g)  Income Taxes

       The Companies operate as Subchapter S corporations for income tax purposes. Income tax benefits have not been provided in the accompanying combined financial statements as the results of operations are reported to the Companies' stockholders for inclusion in their individual tax returns.

  (h) Revenues and Accounts Receivable

      Revenues are primarily derived from local, regional and national advertising and network compensation. Advertising revenues are recognized upon the airing of commercials, while network revenues are recognized monthly as earned. Revenues are presented net of advertising agency and national sales representatives' commissions.


                                                                   (Continued)

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS

  (i) Barter Transactions

     The Companies exchange unsold advertising time for products and services. These transactions are reported at the estimated fair market value of the product or services received. Barter revenues are recorded when the commercials are broadcast and barter expenses are recorded when merchandise or services are used. If merchandise or services are received prior to the broadcast of a commercial, a liability is recorded. Likewise, a receivable is recorded if a commercial is broadcast before the goods or services are received.

     The combined statements of operations and accumulated deficit includes barter revenues and barter expenses for the nine months ended September 30, as follows:

                     1996        1995
                 ----------  ----------
Barter revenues    $685,000    $611,000
Barter expenses     724,000     499,000
                 ==========  ==========

(2) Property and Equipment

    A summary of property and equipment at September 30, 1996 follows:

                                       LIFE IN YEARS
                                     ---------------
Building and leasehold improvements       20-31.5      $  267,123
Equipment and furnishings                     2-7       1,843,747
Towers                                      15-20         115,000
                                                      -----------
                                                       $2,225,870
                                                      ===========

(3) Other Intangible Assets

    A summary of other intangible assets at September 30, 1996 and their amortization period follows:

                                 AMORTIZATION
                                PERIOD IN YEARS
                               ---------------
Deferred loan costs                      5       $  531,887
FCC license                             10        3,799,273
Favorable leases                     14-28        1,399,794
Organization costs                       5          174,006
                                                -----------
                                                  5,904,960
Less accumulated amortization                     3,952,315
                                                -----------
                                                 $1,952,645
                                                ===========

                                                                   (Continued)

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS

(4) Notes Payable to Stockholder

    Notes payable to stockholder are unsecured and consist of a working capital loan in the amount of $954,173 with no stated maturity and a 10% promissory note due August 1, 1998 in the amount of $300,000. Interest on the working capital loan has been waived by the stockholder pursuant to the term loan agreement (see note 5). The 10% promissory note represents a portion of a $3,300,000 note which was acquired by the stockholder from an existing creditor during 1993 (see note 5). Both of these notes are subordinated to the term loan agreement (see note 8). Included in accrued interest in the accompanying balance sheet is $80,000 which is due on this note to stockholder at September 30, 1996.

(5)  Long-Term Obligations

     A summary of long-term obligations at September 30, 1996 follows:

Term loan agreement, collateralized by all assets of Southern
 Skies, including assignment of keyman life insurance policy, stockholder guarantee and pledge of all issued and outstanding
 stock of Southern Skies                                            $10,550,000

10% subordinated promissory note and warrant due August 1, 1998.
 Interest (imputed at 13%) payable in quarterly installments;
 secured by subordinated claim on all assets of Southern Skies described in the revolving credit and term loan agreement
 (see note 8)                                                         3,000,000

Note payable due in quarterly escalating installments of
 $17,500 to $38,750 beginning December 1, 1994 through maturity on September 1, 2003. Interest due quarterly based on annual adjustable rate capped at 8% (8% at September 30, 1996);
 secured by certain personal property of Arkansas Skies,
 stockholder guarantee and pledge of all issued and outstanding
 stock of Arkansas Skies                                                838,778
                                                                 --------------
   Total long-term obligations                                       14,388,778

Less unamortized discount of subordinated notes                        (144,780)

Less current installments                                           (10,632,500)
                                                                 --------------
   Long-term obligations excluding current installments            $  3,611,498
                                                                 ==============

                                                                   (Continued)

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS

The term loan agreement ("Agreement") requires interest to be paid monthly at the rate of Citibank, N.A.'s prime rate plus 2% (10.25% at September 30, 1996). Southern Skies paid a fee during 1991 to cap the interest rate at 9% on $8,000,000 of the outstanding debt, subject to Southern Skies' compliance with all applicable covenants of the loan agreement. The original agreement requires quarterly principal reductions of $275,000 in 1995. However, the creditor allowed Southern Skies to defer the 1995 required principal payments until December 1, 1996. A $13,750 nonrefundable fee was paid by Southern Skies upon deferral of each quarterly payment. Thereafter, quarterly reductions escalate through December 1, 1996, when the remaining principal balance is due. Subsequent to September 30, 1996, the due date on the loan has been extended until January 31, 1997.

The Agreement establishes certain minimum requirements as to operating cash flow and cash balances and restricts the amount of corporate expenses (as defined in the Agreement), rent expense, and capital additions Southern Skies may incur. The Agreement also restricts Southern Skies from paying any dividends or redeeming any stock. For the nine months ended September 30, 1996, Southern Skies has not met the minimum cash flow requirements of the Agreement. Management has not requested a waiver of compliance from the lender and at September 30, 1996, Southern Skies is in default under the Agreement. Although the lender has a right to call the debt at any time as a result of the default, it has not indicated any intention to do so. Management expects to get waivers from the lender as a result of the pending sale discussed in note 8.

The warrants issued by Southern Skies in association with the $3,000,000 subordinated promissory note are for the purchase of 626 shares of Southern Skies' common stock. The warrants became exercisable on July 31, 1993 at a purchase price of $1.00. Upon issuance, the face value of the subordinated note was discounted and $499,690 of the proceeds were credited to additional paid-in capital for the value attributable to the warrants. The lender also has an option to purchase 385 shares of the common stock of Arkansas Skies owned by the stockholder's spouse at a purchase price of $1.00 per share. The warrants and option have a put/call feature which requires/permits repurchase at the greater of the prorata appraised value of the Companies or a formula based upon a multiple of cash flow. Since the Companies may have to redeem the warrants and option, the Companies have classified the redemption value as redeemable common stock warrants in the accompanying combined balance sheets. The changes in the redemption value between accounting periods is reflected in the accompanying combined financial statements as an adjustment of accumulated deficit. At September 30, 1995, the amount recorded was based upon the cash flow formula in the agreement since no appraisal was obtained. At September 30, 1996, the amount was based upon the amount agreed to by the warrant holder on December 28, 1995, as described below. At September 30, 1996, the Companies were prohibited from redeeming any of the stock due to the Agreement discussed above.

                                                                   (Continued)

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS

On December 28, 1995, the holder of the $3,000,000 10% promissory note has, if the Triathlon transaction described in note 8 closes, agreed to accept in full satisfaction of its interest in the Companies (including but not limited to debt instruments, warrants, options, and stockholder guarantees) an amount equal to: (1) the outstanding principal and interest owed at December 31, 1995; and (2) $2,383,000.

The aggregate annual maturities of long-term debt at September 30, 1996 for fiscal years ending December 31 are as follows:

1996 ........   $10,632,500
1997 ........        92,500
1998 ........     3,102,500
1999 ........       112,500
2000 ........       122,500
Thereafter  .       326,278
              -------------
                $14,388,778
              =============

(6) Common Stock

A summary of common stock authorized and issued by the Companies at September
  30, 1996 is as follows:

                                             COMMON SHARES
                                              ISSUED AND
                 COMMON SHARES AUTHORIZED     OUTSTANDING
                -------------------------  ---------------
Southern Skies   1,000,000, $.10 par value       1,000
Arkansas Skies   1,000,000, $.01 par value       1,000

(7) Commitments

The companies lease certain office space, equipment and land under long-term operating lease arrangements. A summary of future lease payments at September 30, 1996 for fiscal years ending December 31, are as follows:

1996 ......... $  236,135
1997 .........    235,882
1998 .........    229,149
1999 .........    193,398
2000 .........    142,256
Thereafter....    132,430
               ----------
               $1,169,250
               ==========

                                                                   (Continued)

                          SOUTHERN SKIES CORPORATION
                          ARKANSAS SKIES CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS

Rental expense incurred on the above operating leases during the nine months ended September 30, 1995 and 1996 was approximately $177,000 (including $63,000 each year, paid to stockholder for rent of office space). Such amounts are included in the accompanying statements of operations either as operating or general and administrative expenses. It is expected that in the normal course of business, leases that expire will be renewed or otherwise replaced with leases of similar property.

(8) Subsequent Event

On February 8, 1996, the Companies agreed in principle to sell virtually all of their assets to Triathlon Broadcasting Company ("Triathlon") for $24,500,000 (consisting of cash of $24,000,000 and common stock of Triathlon Broadcasting Company ("Triathlon") having a quoted market value of $500,000) including, but not limited to, all property, equipment and FCC licenses for the operation of KSSN, KMVK and KZSN. In addition, Triathlon will enter into a non competition agreement with one of the principals of the Company for a five year period which requires aggregate payments of $750,000. The sale is expected to close in early 1997.

Subsequent to September 30, 1996, the purchase price was reduced by $1,383,000 and the holder of the 10% promissory note and warrants agreed to accept $5,000,000 for all amounts due for the promissory note and the warrants.

(9) Fair Value of Financial Instruments

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The carrying value of cash, trade accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments.

The carrying value of redeemable common stock warrants equals the fair value of such warrants as a result of the agreement with the warrant holder (note
  8).

The fair value of the notes payable to stockholder is not determinable due to the related party nature of such instrument.

The fair value of long-term debt has not been determined, but in the opinion of management, approximates the carrying value due to the pending sale of the Company's assets, and the related warrants associated with a portion of the debt.

          (C) Exhibits

          10.1 Amendment dated November 26, 1996 to the Asset Purchase Agreement dated as of February 8, 1996 by and between Triathlon Broadcasting of Little Rock, Inc., Triathlon Broadcasting Company, Southern Skies Corporation and Arkansas Skies Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                            TRIATHLON BROADCASTING COMPANY



January     ,1997                           By: /s/ Jan E. Chason
                                               ----------------------------
                                            Name:  Jan E. Chason
                                            Title: Treasurer and Chief
                                                   Financial Officer